Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-221650 on Form S-8 of our report dated October 3, 2018, relating to the consolidated financial statements of Stitch Fix, Inc. and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended July 28, 2018.

/s/ Deloitte & Touche LLP
October 3, 2018